Filed Pursuant to Rule 433
Registration Nos. 333-206176 and 333-206176-01

*Pricing Details* $26.369MM+ Synchrony Credit Card (2015-4 Class B)

Sole Lead Manager: MUFG

CL	AMT(MM)	WAL	S/M	E.FINAL	L.FINAL	SPREAD	YLD%	CPN%	$PX
B	$26.369+	3.81	AA+/Aa2	9/15/20	9/15/23	IntS+90	2.535%	2.62%	100-11 3/8

Expected Settle: 11/22/16	Registration: SEC-Registered
Next Pay: 12/15/16	ERISA Eligibile: Yes
Ticker: SYNCT 2015-4 B	Class B: $100k x $1
Bill & Deliver: MUFG	Class B CUSIP: 87165LBN0

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM MUFG SECURITIES AMERICAS INC. BY CALLING 1-877-649-6848.